EXHIBIT j



 McGLADREY & PULLEN, L.L.P.                                           RSM
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 Certified Public Accountants & Consultants                        international



                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our report dated February 26, 1999, on the financial statements referred to therein, which is incorporated by reference in Post-Effective Amendment No. 4 to the Registration Statement on Form N1-A, File No. 333-43587 of Pax World Money Market Fund, Inc. as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the captions "Counsel and Auditors" and "Financial Statements".

                                                         McGladrey & Pullen, LLP

                                                     \s\ McGladrey & Pullen, LLP



New York, New York
September 10, 1999